Exhibit 99.1

For more information, contact:
Roxane Wergin
Director, Corporate Communications
rwergin@rtix.com
Phone (386) 418-8888

RTI SURGICAL EXTENDS DEADLINE FOR NOMINATING DIRECTORS TO THE BOARD

ALACHUA, Fla. (Jan. 17, 2017) – RTI Surgical Inc. (RTI) (Nasdaq: RTIX), a global surgical implant company, announced today that its board of directors has voted to extend the deadline for stockholders to provide notice of nominations for election to the company’s board of directors, in connection with its 2017 annual meeting of stockholders, from Jan. 19, 2017 to March 6, 2017. Any director nominations received by the company on or prior to March 6, 2017, and otherwise complying with the company’s bylaws, may be brought before the 2017 annual meeting of stockholders.

About RTI Surgical Inc.

RTI Surgical is a leading global surgical implant company providing surgeons with safe biologic, metal and synthetic implants. Committed to delivering a higher standard, RTI’s implants are used in sports medicine, general surgery, spine, orthopedic, trauma and cardiothoracic procedures and are distributed in nearly 50 countries. RTI is headquartered in Alachua, Fla., and has four manufacturing facilities throughout the U.S. and Europe. RTI is accredited in the U.S. by the American Association of Tissue Banks. For more information, please visit www.rtix.com.

Forward Looking Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those statements regarding Bergy’s role as a board member through the end of his term, the timing of the 2016 annual shareholders’ meeting, and the process to evaluate the director candidates. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as

“anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial results, growth rates, new product introductions, future operational improvements and results or regulatory actions or approvals or changes to agreements with distributors also are forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties, including the risks described in public filings with the U.S. Securities and Exchange Commission (SEC). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the company’s SEC filings may be obtained by contacting the company or the SEC or by visiting RTI’s website at www.rtix.com or the SEC’s website at www.sec.gov.